
<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from the Bankers
Trust Corporation and Subsidiaries consolidated statement of condition at June
30, 1997 and the consolidated statement of income for the six months ended June
30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                            1756
<INT-BEARING-DEPOSITS>                            2334
<FED-FUNDS-SOLD>                                  1305
<TRADING-ASSETS>                                 49005<F1>
<INVESTMENTS-HELD-FOR-SALE>                       7478
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                          19767
<ALLOWANCE>                                        767
<TOTAL-ASSETS>                                  131367
<DEPOSITS>                                       38430
<SHORT-TERM>                                     42500<F2>
<LIABILITIES-OTHER>                              10169<F3>
<LONG-TERM>                                      12877
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        703
<COMMON>                                           105
<OTHER-SE>                                        5158
<TOTAL-LIABILITIES-AND-EQUITY>                  131367
<INTEREST-LOAN>                                    616
<INTEREST-INVEST>                                  222
<INTEREST-OTHER>                                  1324<F4>
<INTEREST-TOTAL>                                  3411
<INTEREST-DEPOSIT>                                 855
<INTEREST-EXPENSE>                                2740
<INTEREST-INCOME-NET>                              671
<LOAN-LOSSES>                                        0
<SECURITIES-GAINS>                                  82
<EXPENSE-OTHER>                                   2329
<INCOME-PRETAX>                                    602
<INCOME-PRE-EXTRAORDINARY>                         602
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       413
<EPS-PRIMARY>                                     3.87
<EPS-DILUTED>                                     3.65
<YIELD-ACTUAL>                                    1.38
<LOANS-NON>                                        305
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                    37
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   973
<CHARGE-OFFS>                                       36
<RECOVERIES>                                        19
<ALLOWANCE-CLOSE>                                  973<F5>
<ALLOWANCE-DOMESTIC>                               134
<ALLOWANCE-FOREIGN>                                208
<ALLOWANCE-UNALLOCATED>                            425

<F1>Trading assets are net of allowance of 196.
<F2>Short-term borrowings include the following:
Securities loaned and securities sold under
 repurchase agreements                           22973
Other short-term borrowings                      19527
    Total                                        42500
<F3>Other liabilities include the following:
Accounts payable and accrued expenses             6170
Other liabilities                                 3308
Acceptances outstanding                            691
    Total                                        10169
<F4>Other interest income include the following:
Interest-bearing deposits with banks               147
Federal funds sold                                 110
Securities repurchased under resale agreements     644
Securities borrowed                                359
Customer receivables                                64
    Total                                         1324
<F5>The Corporation has allocated its total allowance for credit losses as follows: 767 as a reduction of loans, 196 as a reduction of trading assets and 10 as other liabilities related to all other credit-related items.

